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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ________________________

                                    FORM 8-K

                                 Current Report

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                 October 7, 2003
                Date of Report (Date of earliest event reported)


                                 RCN CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                   0-22825                22-3498533
(State or other jurisdiction of      (Commission           (I.R.S. Employer
 incorporation or organization)      file number)         Identification No.)

                               105 Carnegie Center
                            Princeton, NJ 08540-6215
                    (Address of principal executive offices)

                                 (609) 734-3700
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)



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Item 5. Other Events.

RCN Corporation ("RCN") announced that it has retained Merrill Lynch as a financial advisor to review its financial alternatives and capital structure and to explore possible capital raising opportunities. As previously announced, on August 18, 2003 RCN repurchased $75 million in principal amount of its publicly held senior notes for a price of $28 million pursuant to a cash tender offer for such notes. As part of its ongoing efforts to improve its capital structure and reduce the amount of its debt, RCN has begun preliminary discussions with certain holders of its publicly held senior notes and the holders of its preferred stock concerning a possible repurchase, exchange or retirement of the securities held by such holders. Such discussions are in the very preliminary stages and RCN can not predict at this time the results of the foregoing efforts. RCN has appointed Mr. Doug Bradbury, who had been acting as a consultant to RCN, as an executive vice president to lead such discussions on behalf of RCN. Mr. Bradbury recently retired as vice chairman, and was previously chief financial officer, of Level 3 Communications.





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       RCN CORPORATION

                                       By:  /s/ Terry Wingfield
                                            ----------------------------------
                                            Name:  Terry Wingfield
                                            Title: General Counsel and
                                                   Corporate Secretary

Dated:  October 7, 2003